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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549


                                   FORM 8-K
                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934




      Date of Report (Date of earliest event reported): October 22, 1999



                            FINANCIALWEB.COM, INC.
                            ----------------------
                (Exact name of issuer as specified in charter)



             NEVADA                       0-25799              93-1202428
  (State or Other Jurisdiction          (Commission         (I.R.S. Employer
of Incorporation or Organization)       file number)     Identification Number)



                            FinancialWeb.com, Inc.
                                201 Park Place
                                   Suite 321
                       Altamonte Springs, Florida 32701
                   (Address of principal executive offices)


                                (407) 834-4443
             (Registrant's telephone number, including area code)
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ITEM 5.  OTHER EVENTS.

          On October 22, 1999, Mr. Kevin Lichtman resigned as President, Chief Executive Officer and Chairman of the Board, and Director as part of a global arrangement with FinancialWeb.com, Inc. ("FWEB") concerning his employment agreement and related issues. His separation agreement provides, among other things, that FWEB will repurchase 446,000 shares of its common stock from Mr. Lichtman at $1.35 per share and 402,000 shares of its common stock from Cacique Partners, L.P., of which Mr. Lichtman is a general partner, at $1.35 per share. To the extent permitted by Nevada law, up to 15% of the net proceeds of any debt or equity capital markets offering by FWEB until April 20, 2000 shall be applied for such repurchase. The shares acquired by FWEB from Mr. Lichtman and Cacique Partners, L.P., if any, will be retired and restored to the status of authorized and unissued shares, in accordance with the Nevada Corporation Law.

          FWEB is conducting a search through a New York based executive search firm for a new President and Chief Executive Officer. In the interim, the Company's bylaws provide that Mr. James Gagel, as Executive Vice President, will perform the duties of President, Chief Executive Officer and Chairman of the Board. It is management's belief that FWEB will suffer no disruption as a result of Mr. Lichtman's resignation.

          Statements in this report may include statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Please be cautioned that any such forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties, and that actual results may vary materially from those in the forward-looking statements as a result of any number of factors, including the risk factors contained in the Company's disclosure documents.

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                              SIGNATURE

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

     Date: December 7, 1999              FinancialWeb.com, Inc.


                                         /s/ James Gagel
                                         -------------------------------
                                         James Gagel
                                         Chief Operating Officer and Acting
                                         Chief Executive Officer


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